Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

IMAC Holdings, Inc.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated March 31, 2023, with exception of Notes 10 and 15 for which the date is September 29, 2023, and Note 2 for which the date is April 16, 2024, on the consolidated financial statements of IMAC Holdings, Inc. as of December 31, 2022, which are incorporated by reference in this Registration Statement (Form S-1).

/s/ Cherry Bekaert LLP

Nashville, Tennessee

June 13, 2024

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